UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
____________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  May 22, 2014

____________________

MICREL, INCORPORATED
(Exact name of Registrant as Specified in its Charter)

California	001-34020	94-2526744
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2180 Fortune Drive, San Jose, California, 95131
(Address of Principal Executive Offices)

(408) 944-0800
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.  Submission of Matters to a Vote of Security Holders.

Micrel, Incorporated (the “Company”) held its annual meeting of shareholders on May 22, 2014.

Set forth below are the number of votes cast for or against or withheld and the number of abstentions and broker non-votes and results with respect to each proposal voted upon at the meeting.

Proposal No. 1:  The following individuals were elected at the annual meeting to serve on the Company’s Board of Directors until the 2015 annual meeting and until their successors are duly elected and qualified:

Nominees	Voted For	Authority Withheld	Broker Non-Votes
Raymond D. Zinn	50,891,628	1,298,039	3,317,217
John E. Bourgoin	51,253,139	936,528	3,317,217
Michael J. Callahan	42,768,201	9,421,466	3,317,217
Daniel Heneghan	42,475,844	9,713,823	3,317,217
Neil J. Miotto	42,768,201	9,421,466	3,317,217
Frank W. Schneider	42,577,899	9,611,768	3,317,217

Proposal No. 2:  The proposal to ratify the selection of KPMG LLP as the Company’s independent registered public accounting firm for 2014 was approved.

Voted For	Voted Against	Abstentions	Broker Non-Votes
54,119,035	1,053,089	334,760	—

Proposal No. 3:  The proposal to approve, on a non-binding, advisory basis, the compensation of the named executive officers as described in the proxy statement, was approved.

Voted For	Voted Against	Abstentions	Broker Non-Votes
51,082,238	765,395	342,034	3,317,217

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: May 23, 2014	MICREL, INCORPORATED

	By:	/s/ Robert E. DeBarr
	Name:	Robert E. DeBarr
	Title:	Vice President, Finance and Human Resources
& Chief Financial Officer

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